CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated February 14, 1997, on our audit of the consolidated statements of operations, stockholders' equity and cash flows of ZAP Power Systems and Subsidiary for the year ended December 31, 1996, which is included in the registration statement on Form SB/2A in connection with the offering of common stock of ZAP Power Systems. We also consent to the reference to our Firm under the caption "Experts".


                                                       /s/ MOSS ADAMS LLP

Santa Rosa, California
May 12, 1998